FASTSERVE FOODS INC.

1458 Broad Street, Regina, Sask., S4R 1Y9

PROMISSORY NOTE:

CAD$ 15,721.00 **Due Due: September 29, 2008**

FOR VALUE RECEIVED, FASTSERVE FOODS INC., ("the Corporation"), unconditionally promises to pay to the order of TERRY G. BOWERING, the sum of $15,721 in Canadian dollar funds, together with interest at the rate of 9.0 % per annum on the principal amount from time to time drawn down and remaining unpaid, after as well as before demand or maturity or default, calculated on an annual basis (on the basis of a year of 365 days for the actual number of days (elapsed) payment on demand; PROVIDED that if the corporation fails to pay on demand any principal or interest on this note, then in such an invent the entire unpaid principal and all accrued and unpaid interest thereon shall become and be forthwith due and payable without presentment, notice, pretest or demand of any kind (all of which are hereby expressly waived by the undersigned).

The undersigned hereby agrees that the proper law of this instrument is the law of the province of Saskatchewan and that this instrument shall be governed by and construed in accordance with the laws thereof and the undersigned agrees that any legal suit, action or proceeding brought upon or arising out of or relating to this may be instituted in the courts of the Province of Saskatchewan and the undersigned hereby accepts and irrevocably submits and attorns to the exclusive jurisdiction of the said courts and acknowledges their competence and agrees to be bound by any judgment thereof, provided that nothing herein shall limit the right of TERRY G. BOWERING, to bring proceedings against the Corporation elsewhere.

This Promissory Note is dated the September 29, 2006.

FASTSERVE FOODS INC.:

Per: ______________________

Terry G. Bowering
Chairman, President, Secretary